Exhibit 99

                              PROXY

                   LEBANON CITIZENS NATIONAL BANK
                          P.O. Box 59
                      Lebanon, Ohio 45036

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                         APRIL 13, 1999

THIS PROXY IS SOLICITED BY MANAGEMENT AND UNLESS OTHERWISE MARKED
WILL BE VOTED FOR THE PROPOSAL.

The undersigned, having received notice of the Special Meeting of Shareholders of Lebanon Citizens National Bank, Lebanon, Ohio to be held at 10:00 a.m., Tuesday, April 13, 1999, at the main office of the bank, located at 2 North Broadway, Lebanon, Ohio, hereby designates and appoints ______________________________________, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the Common Stock of Lebanon Citizens National Bank which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

Management recommends a vote FOR the proposal.

Proposal    To vote on the approval of the following Resolution:

RESOLVED, That the Plan and Agreement of Merger, dated as of February 22, 1999, by and between Lebanon Citizens National Bank and LCNB Corp., together with the Agreement of Merger appended thereto as Exhibit A, providing for the merger of Lebanon Citizens National Bank with and into LC Interim National Bank and the conversion of Lebanon Citizens National Bank into a holding company structure, are hereby approved, ratified, adopted and confirmed.

         FOR______     AGAINST______       ABSTAIN______

If this Proxy is properly signed but one or more of the above ballots are not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote for the election of directors as nominated herein, for the merger proposal and for the ratification of the auditors, and in the best interest of the Bank, in the judgment of the proxies, concerning any other matters presented at the meeting.



                             [OVER]


The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to the Bank at any time before the Proxy is voted, or in open meeting.




DATED:____________________          ___________________________
                                    Signature

__________________________          ___________________________
(Number of Shares)                  Signature


(Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES
ARE HEREBY REVOKED

PLEASE DATE, SIGN, AND MAIL THIS PROXY TO THE PROXY COMMITTEE, IN
CARE OF LEBANON CITIZENS NATIONAL BANK, P.O. BOX 59, LEBANON, OHIO 45036. A PRE-ADDRESSED ENVELOPE IS ENCLOSED.